UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

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Item 1.01	Entry Into a Material Definitive Agreement

On September 4, 2018, Gopher (the “Company”) and Mobiquity Technologies, Inc., a New York corporation (OTCQB: MOBQ”) (“Mobiquity”) entered an Agreement (the “MOBQ Agreement”) pursuant to which the parties exchanged equity interest in each of the companies. In accordance with the Agreement, the Company received 1,000 shares of Mobiquity’s restricted Series AAAA Preferred Stock (the “Mobiquity Preferred Stock”) in consideration of Company’s concurrent sale and issuance to Mobiquity of 10 million shares of Company’s restricted Common Stock (the “Gopher Common Stock”). The shares of Mobiquity Preferred Stock are convertible into an aggregate of up to 100 million shares of Mobiquity common stock (the “Mobiquity Common Stock”) and 150 million common stock purchase warrants (the “Mobiquity Warrants”). The Mobiquity Warrants have a term of 5-years from the date of grant and are exercisable at a price of $0.12 per share. The Mobiquity Preferred Stock have immediate voting rights equal to the number of shares of Mobiquity Common Stock into which they may be converted, not including the shares of Mobiquity’s common stock underlying the Mobiquity Warrants (the “Mobiquity Warrant Shares”). The closing occurred on September 4, 2018.

On November 19, 2018, the Company converted 200 shares of Mobiquity Preferred Stock resulting in the issuance to the Company by Mobiquity of 20 million shares of Mobiquity Common Stock and 30 million Mobiquity Warrants. The Company exercised the 30 million Mobiquity Warrants at an exercise price of $0.12 per share of common stock, payable through of the issuance to Mobiquity of 10 million shares of common stock of the Company and continued to hold 800 shares of Mobiquity Preferred Stock, which is convertible into 80,000,000 shares of Mobiquity Stock and Mobiquity Warrants to purchase 120,000,000 shares of Mobiquity Stock (the “Remaining Mobiquity Warrant”).

On May 10, 2019, the Company entered into a Membership Interest Purchase Agreement with Glen Eagles Acquisition LP (“GEAL”) pursuant to which the Company acquired 49% of the membership interest in Advangelists, LLC (the “AVNG Interest”) in consideration of the assumption of a Promissory Note payable by GEAL to the former owners of the AVGN Interest with an outstanding balance of $7,475,000 (the “AVNG Note”) and cancellation of an outstanding Promissory Note payable by GEAL to the Company in the amount of $1,200,000 originally issued on March 1, 2019. Concurrently, the Company entered into a Membership Interest Purchase Agreement with Mobiquity pursuant to which the Company sold the AVNG Interest to Mobiquity in consideration of Mobiquity assuming the AVNG Note and Mobiquity amending the terms of the Remaining Mobiquity Warrant providing for cashless exercise.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement between Gopher Protocol Inc. and Glen Eagles Acquisition LP dated May 10, 2019

10.2	Membership Interest Purchase Agreement between Gopher Protocol Inc. and Mobiquity Technologies, Inc. dated May 10, 2019

10.3	First Amendment to Agreement between Gopher Protocol Inc. and Mobiquity Technologies, Inc. dated May 10, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOPHER PROTOCOL INC.

By:	/s/ Douglas Davis
Name: Douglas Davis Title: Chief Executive Officer

Date:  May 13, 2019
           Santa Monica, California

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